UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 16, 2010

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Three Radnor Corporate Center, Suite 300
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Senior Notes Offering

On April 16, 2010, Penn Virginia Resource Partners, L.P. (the “Partnership” or “we”) announced that it intends to offer, subject to market and other conditions, $300 million aggregate principal amount of senior notes due 2018 in an underwritten public offering (the “Offering”). A copy of the press release announcing the Offering is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Certain Estimated Unaudited Financial Measures for the Three Months Ended March 31, 2010

Our consolidated financial statements for the three months ended March 31, 2010 are not yet available. Based on preliminary information, we currently estimate that for the three months ended March 31, 2010, our operating income will be between $26.5 million and $28.5 million and our depreciation, depletion and amortization will be between $17.5 million and $18.0 million. The foregoing estimates are based on preliminary information relating to the first quarter of 2010. We caution that we have not completed our normal quarter-end closing and review processes for the first quarter of 2010, and that actual results could differ materially from the foregoing estimates. We are not aware of any reason to revise our initial full-year 2010 guidance, which we previously issued in our press release dated February 10, 2010, which is attached as an exhibit to our Current Report on Form 8-K submitted to the Securities and Exchange Commission on February 12, 2010. A copy of the press release announcing these estimated unaudited financial measures for the three months ended March 31, 2010 is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and the press releases are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Natural Gas Midstream Assets

The following table sets forth information regarding the Partnership’s natural gas midstream assets at and for the year ended December 31, 2009:

Asset	Type	Approximate Length (Miles)	Current Processing Capacity (MMcfd)	Average System Throughput (MMcfd)
Panhandle System	Gathering pipelines and processing facilities	1,681	260	224	(1)
Crossroads System	Gathering pipelines and processing facility	8	80	47
Crescent System	Gathering pipelines and processing facility	1,701	40	22
Hamlin System	Gathering pipelines and processing facility	516	20	8
Arkoma System	Gathering pipelines	78	—	13
North Texas Gas Gathering System	Gathering pipelines	134	—	18

Total		4,118	400	332

(1)	Includes gas processed at other systems connected to the Panhandle System.

In addition, the Thunder Creek joint venture, in which the Partnership owns a 25% member interest, had gathering pipelines of approximately 558 miles in length and 375 MMcfd of average system throughput at and for the year ended December 31, 2009.

Risk Factors

Item 1A of the our Annual Report on Form 10-K for the year ended December 31, 2009 sets forth information relating to the material risks and uncertainties that affect our business and common units. In addition to those risk factors, we believe the following risk factors are also relevant to an understanding of our business, financial condition and results of operations.

Concerns about the environmental impacts of fossil-fuel emissions, including perceived impacts on global climate change, are resulting in increased regulation of emissions of greenhouse gases in many jurisdictions and increased interest in and the likelihood of further regulation, which could significantly affect our coal royalties revenues.

Global climate change continues to attract considerable public and scientific attention. Several widely publicized scientific reports have engendered widespread concern about the impacts of human activity, especially fossil fuel combustion, on global climate change. Legislative attention in the United States is being paid to global climate change and to reducing greenhouse gas emissions, particularly from coal combustion by power plants. Such legislation was introduced in Congress in the last several years to reduce greenhouse gas emissions in the United States and further proposals or amendments are likely to be offered in the future. In anticipation of the endangerment finding of the Environmental Protection Agency, or the EPA, regarding greenhouse gas emissions (which was finalized in December 2009), the agency proposed two sets of rules regarding possible future regulation of greenhouse gas emissions under the CAA. Enactment of laws, passage of regulations regarding greenhouse gas emissions by the United States or some of its states, or other actions to limit carbon dioxide emissions could result in electric generators switching from coal to other fuel sources. This may adversely affect the use of and demand for fossil fuels, particularly coal. Also, in 2009, the EPA announced that it will consider whether to reclassify byproducts of coal combustion as hazardous waste. It is not possible to determine with certainty the potential permitting requirements or performance standards that may be imposed on the disposal of coal combustion byproducts, or CCB, by future regulations or lawsuits. If rules are adopted to regulate the management and disposal of these by-products, they could add additional costs to the use of coal as a fuel and may encourage power plant operators to switch to a different fuel.

Delays in our lessees obtaining mining permits and approvals, or the inability to obtain required permits and approvals, could have an adverse effect on our coal royalties revenues.

Mine operators, including our lessees, must obtain numerous permits and approvals that impose strict conditions and obligations relating to various environmental and safety matters in connection with coal mining. The permitting rules are complex and can change over time. For example, on March 26, 2010, the EPA announced a proposal to exercise its Section 404(c) “veto” power with regard to the Spruce No. 1 Surface Mine in West Virginia, which was previously permitted in 2007. This would be the first time the EPA’s Section 404(c) “veto” power would be applied to a previously permitted project. Moreover, on April 1, 2010, the EPA issued interim final guidance substantially revising the environmental review of Section 402 and Section 404 permits by state and federal agencies. As an example of the significance of this guidance, the EPA also published on April 1, 2010 a proposed determination to prohibit, restrict or deny a permit issued under Section 404 to Mingo Logan Coal Company for the discharge of dredged fill in connection with the construction of carious fills and sedimentation ponds. Of course, this guidance has just been issued and it remains to be seen how it will be applied by the EPA and whether it will be subject to judicial challenge by affected states or private parties. These initiatives have extended the time required to obtain permits for coal mining and we anticipate further delays in obtaining permits and that the costs associated with obtaining and complying with those permits will increase substantially. It is possible that some projects may not be able to obtain these permits because of the manner in which these rules are being interpreted and applied. Limitations on our lessees’ ability to conduct their mining operations due to the inability to obtain or renew necessary permits, or due to uncertainty, litigation or delays associated with the eventual issuance of these permits, could have an adverse effect on our coal royalties revenues.

Our lessees’ mining operations are subject to extensive and costly laws and regulations, which could increase operating costs and limit our lessees’ ability to produce coal, which could have an adverse effect on our coal royalties revenues.

Our lessees are subject to numerous and detailed federal, state and local laws and regulations affecting coal mining operations, including laws and regulations pertaining to employee health and safety, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining is completed, the discharge of materials into the environment, surface subsidence from underground mining and the effects that mining has on groundwater quality and availability. Numerous governmental permits and approvals are required for mining operations. Our lessees are required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of coal may have upon the environment. The costs, liabilities and requirements associated with these regulations may be significant and time-consuming and may delay commencement or continuation of exploration or production operations. Recent mining accidents in West Virginia and Kentucky have received national attention and instigated responses at the state and national level that are likely to result in increased scrutiny of current safety practices and procedures at all mining operations, particularly underground mining operations. Moreover, workplace accidents, such as the April 5, 2010, Upper Big Branch Mine, West Virginia incident, may result in more stringent enforcement as well as the development of new laws and regulations. The possibility exists that new laws or regulations (or judicial interpretations of existing laws and regulations) may be adopted in the future that could materially affect our lessees’ mining operations, either through direct impacts such as new requirements impacting our lessees’ existing mining operations, or indirect impacts such as new laws and regulations that discourage or limit coal consumers’ use of coal. Any of these direct or indirect impacts could have an adverse effect on our coal royalties revenues.

Because of extensive and comprehensive regulatory requirements, violations during mining operations are not unusual in the industry and, notwithstanding compliance efforts, we do not believe violations by our lessees can be eliminated completely. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of cleanup and site restoration costs and liens and, to a lesser extent, the issuance of injunctions to limit or cease operations. Our lessees may also incur costs and liabilities resulting from claims for damages to property or injury to persons arising from their operations. If our lessees are required to pay these costs and liabilities and if their financial viability is affected by doing so, then their mining operations and, as a result, our coal royalties revenues, could be adversely affected.

Expanding our natural gas midstream business by constructing new gathering systems, pipelines and processing facilities subjects us to construction risks.

One of the ways we may grow our natural gas midstream business is through the construction of additions to existing gathering, compression and processing systems. The construction of a new gathering system or pipeline, the expansion of an existing pipeline through the addition of new pipe or compression and the construction of new processing facilities involve numerous regulatory, environmental, political and legal uncertainties beyond our control and require the expenditure of significant amounts of capital. Our access to such capital is currently adversely impacted by the state of the global economy, including financial and credit markets. If we do undertake these projects, they may not be completed on schedule, or at all, or at the anticipated cost. Moreover, our revenues may not increase immediately upon the expenditure of funds on a particular project. For example, the construction of gathering facilities requires the expenditure of significant amounts of capital, which may exceed our estimates. Generally, we may have only limited natural gas supplies committed to these facilities prior to their construction. Moreover, we may construct facilities to capture anticipated future growth in production in a region in which anticipated production growth does not materialize. As a result, there is the risk that new facilities, including the facilities we are constructing in the Marcellus Shale formation in north central Pennsylvania under our contract with Range Resources Corporation, or Range, may not be able to attract enough natural gas to achieve our expected investment return, which could have a material adverse effect on our business, results of operations or financial condition.

Federal and/or state legislation and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays in the exploitation of the Marcellus Shale formation, which may adversely affect the supply of natural gas to our planned Marcellus Shale system.

The United States Congress is currently considering legislation to amend the Safe Drinking Water Act to eliminate an existing exemption for hydraulic fracturing activities. Similar legislation is under consideration in various states, including New York, and state environmental agencies may impose new requirements on these practices under existing laws. Hydraulic fracturing involves the injection of water, sand and additives under pressure into rock formation to stimulate natural gas production. Range and other producers who are active in the Marcellus Shale formation use hydraulic fracturing to produce commercial quantities of natural gas and oil from shale formations such as the Marcellus Shale. Depending on the legislation that may ultimately be enacted or the regulations that may be adopted at the federal and/or state levels, exploration and production activities that entail hydraulic fracturing could be subject to additional regulation and permitting requirements, which could include public review and possibly even rights to challenge permitting. Individually or collectively, such new legislation or regulation could lead to operational delays or increased operating costs and could result in additional burdens that could increase the costs and delay the development of unconventional gas resources from shale formations which are not commercial without the use of hydraulic fracturing. In this case, the ability of such producers to supply our planned Marcellus Shale system with natural gas may be diminished, which could, in turn, adversely affect our revenues and our ability to service the notes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated April 16, 2010.

99.2	Press Release dated April 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2010

Penn Virginia Resource Partners, L.P.
By:	Penn Virginia Resource GP, LLC,
its general partner

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Vice President, Chief Administrative Officer and General Counsel

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